Exhibit 10.1

                                                               EXECUTION VERSION
                                                               -----------------

                           WARRANT PURCHASE AGREEMENT

    THIS WARRANT PURCHASE AGREEMENT, dated as of November 2, 2006 (this "Agreement"), is by and among R.H. Donnelley Corporation, a Delaware corporation ("Parent"), and the holders of Warrants (as defined below) listed on Schedule A attached hereto (each, a "Warrantholder" and collectively, the "Warrantholders").

                                    RECITALS:

        A. Immediately prior to the execution of this Agreement, the Warrantholders are the record and beneficial owners of the Warrants set forth opposite such Warrantholder's name on Schedule A attached hereto.

        B. Parent has agreed to repurchase and acquire from the Warrantholders, and the Warrantholders have agreed to sell to Parent, subject to the terms and conditions of this Agreement, all of the Warrants owned by the Warrantholders, as set forth opposite each such Warrantholder's name on Schedule A attached hereto.

                                   AGREEMENT:

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

    Section 1.1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

        (a) "Affiliate" means any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

        (b) "Parent Common Stock" means the common stock, par value $1 per share, of Parent.

        (c) "Person" means any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or other entity or any individual or Governmental Entity (as defined below).

        (d) "Warrants" means the warrants to purchase shares of Parent Common Stock listed on Schedule A attached hereto.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

    Section 2.1. Sale and Transfer of Purchased Shares. The Warrantholders hereby sell, transfer, convey, assign and deliver to Parent free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, option, lien, charge or similar restrictions or limitations, including any restriction on the right to sell or otherwise dispose of the Warrants but excluding any restrictions or limitations under applicable law (collectively, "Liens"), and Parent hereby repurchases and acquires from the Warrantholders, the Warrants. Upon Parent's receipt of the Warrants owned by the Warrantholders, Parent agrees to pay to each Warrantholder on the date hereof in exchange for such Warrantholder's Warrants an amount in cash set forth opposite such Warrantholder's name on Schedule A attached hereto (the "Purchase Price"). The Purchase Price with respect to each Warrantholder shall be paid by wire transfer of immediately available funds to the account set forth on Schedule B attached hereto. Each of the Warrantholders hereby acknowledges and agrees that immediately following such Warrantholder's receipt of the Purchase Price, the Warrants shall terminate and be null and void and of no further force or effect without any further action of the parties.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Section 3.1. Representations and Warranties of Parent. Parent represents and warrants to, and agrees with, the Warrantholders on the date hereof as follows:

        (a) Organization; Authorization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Parent of its covenants and agreements under this Agreement have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent (including, without limitation, any stockholder vote or approval) are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that
    (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect relating to or limiting creditors' rights generally and
    (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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

        (b) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the incorporation documents or by-laws of Parent or any of its subsidiaries,
    (ii) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign ("Governmental Entity"), (iii) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) or require any consent under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any (A) note, mortgage, indenture, credit agreement, other evidence of indebtedness or guarantee or (B) license, agreement, lease or other contract, instrument or obligation, to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective assets may be bound or (iv) violate any order, injunction, decree, statute, law, rule or regulation applicable to Parent or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii) such requirements, violations, conflicts, defaults or rights that would not adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement..

        (c) Solvency. Parent is not, and after giving effect to the purchase of the Warrants, will not be, insolvent within the meaning of Title 11 of the United States Code, the DGCL or the General Laws of the State of New York.

        (d) No Other Representation. Except for the representations of Parent contained in this Agreement, Parent makes no other representation or warranties, express or implied.

    Section 3.2. Representations and Warranties of the Warrantholders. Each Warrantholder represents and warrants to, and agrees with, Parent on the date hereof as follows:

        (a) Organization; Authorization. Such Warrantholder is a limited partnership duly organized and validly existing under the laws of the state or country of its jurisdiction of formation. Such Warrantholder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by such Warrantholder of its covenants and agreements under this Agreement have been duly and validly authorized by the general partner of such Warrantholder, and no further proceedings on the part of such Warrantholder are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Warrantholder and constitutes the valid and binding agreement of such Warrantholder, enforceable against such Warrantholder in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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

        (b) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the organization documents or by-laws of such Warrantholder, (ii) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, (iii) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) or require any consent under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which such Warrantholder is a party or by which such Warrantholder or any of its assets may be bound or (iv) violate any order, injunction, decree, statute, law, rule or regulation applicable to such Warrantholder, excluding from the foregoing clauses (ii) and (iii) such requirements, violations, conflicts, defaults or rights that would not adversely affect the ability of such Warrantholder to consummate the transactions contemplated by this Agreement.

        (c) Warrants. Such Warrantholder is the sole record and beneficial owner of the Warrants owned by such Warrantholder as set forth opposite such Warrantholder's name on Schedule A attached hereto and has good and marketable title to such Warrants, free and clear of any Liens.

        (d) No Other Representation. Except for the representations of such Warrantholder contained in this Agreement, such Warrantholder makes no other representation or warranties, express or implied.

                                   ARTICLE IV
                                  MISCELLANEOUS

    Section 4.1. Taking of Necessary Action; Consent and Waiver. Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, in the case of Parent, taking all actions as may be necessary to assure that Parent has adequate surplus available under applicable law to consummate the transactions contemplated hereby, including, without limitation, revaluing assets to the extent necessary.

    Section 4.2. Expenses; Transfer Taxes. Each party hereto will bear the legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. All sales, transfer, recordation and documentary taxes and fees that may be payable in connection with the transactions contemplated by this Agreement will be borne by Parent.

    Section 4.3. Entire Agreement; Amendments; Waivers. This Agreement and the agreements, certificates and documents referred to herein and therein set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by the Warrantholders or Parent prior to or after the date hereof shall stop or prevent the Warrantholders from exercising any right hereunder or be deemed to be a waiver of any such right.

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

    Section 4.4. Counterparts. This Agreement may be executed by facsimile signature and may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same documents.

    Section 4.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State without giving effect to any conflict of laws rules or principles that might require the application of the laws of another jurisdiction.

    Section 4.6. Public Announcements. Each Warrantholder hereby agrees to permit Parent to publish and disclose in any press release or Form 8-K or other disclosure document that Parent determines to be necessary or desirable in connection with the repurchase of the Warrants hereunder such Warrantholder's identity and ownership of Warrants and the nature of its representations, warranties and covenants in this Agreement. Parent will provide the Warrantholders with a copy of any proposed disclosure and will provide the Warrantholders with a reasonable opportunity to comment thereon. Subject to the preceding two sentences, each of the parties hereto agrees to hold in strict confidence and not to publicly disclose the status of any discussions or relations between the parties with respect to the subject matter of this Agreement, or any of the terms or conditions of this Agreement, except to the extent that (i) the parties mutually agree to publicly disclose such information or (ii) any party is legally required (whether by federal securities laws, the rules of any stock exchange or otherwise) to disclose such information; provided, however, that in each case, the disclosing party shall consult with the non-disclosing party prior to making any such disclosure and shall give the non-disclosing party a reasonable opportunity to comment on the content of such disclosure.

    Section 4.7. Successors and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

    Section 4.8. Schedules. The Schedules attached to this Agreement are incorporated herein and will be part of this Agreement for all purposes.

    Section 4.9. Third Parties. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than Parent and the Warrantholders and their respective Affiliates any rights or remedies under or by reason of this Agreement and no such other Person shall be a third party beneficiary of any of the provisions hereof.

    Section 4.10. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

    Section 4.11. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    (Signatures are on the following pages.)

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

        IN WITNESS WHEREOF, this Agreement has been executed by the respective duly authorized officers of the parties hereto, all as of the date first above written.

                                        R.H. DONNELLEY CORPORATION


                                        By:    /s/ Jenny L. Apker
                                               ---------------------------------
                                        Name:  Jenny L. Apker
                                        Title: Vice President & Treasurer


                                        GS CAPITAL PARTNERS 2000, L.P.

                                        By:    GS Advisors 2000, L.L.C.
                                               Its General Partner


                                        By:    /s/ John E. Bowman
                                               ---------------------------------
                                        Name:  John E. Bowman
                                        Title: Vice President


                                        GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                                        By:    GS Advisors 2000, L.L.C.
                                               Its General Partner


                                        By:    /s/ John E. Bowman
                                               ---------------------------------
                                        Name:  John E. Bowman
                                        Title: Vice President


                                        GS CAPITAL PARTNERS 2000 GmbH & CO.
                                        BETEILIGUNGS KG

                                        By:    Goldman Sachs Management GP GmbH
                                               Its General Partner


                                        By:    /s/ John E. Bowman
                                               ---------------------------------
                                        Name:  John E. Bowman
                                        Title: Managing Director

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

                                        GS CAPITAL PARTNERS 2000 EMPLOYEE FUND,
                                        L.P.

                                        By:    GS Employee Funds 2000 GP, L.L.C.
                                               Its General Partner


                                        By:    /s/ John E. Bowman
                                               ---------------------------------
                                        Name:  John E. Bowman
                                        Title: Vice President


                                        GOLDMAN SACHS DIRECT INVESTMENT FUND
                                        2000, L.P.

                                        By:    GS Employee Funds 2000 GP, L.L.C.
                                               Its General Partner


                                        By:    /s/ John E. Bowman
                                               ---------------------------------
                                        Name:  John E. Bowman
                                        Title: Vice President

                    SCHEDULE A TO WARRANT PURCHASE AGREEMENT
                    ----------------------------------------

                                          Warrant Shares
                                           Beneficially       Certificate
        Warrant holder                        Owned             Numbers        Purchase Price
--------------------------------------   ----------------   ----------------   ----------------
GS Capital Partners 2000, L.P.                    318,470         W-1-11       $  29,298,258.36
                                                  591,442          W-2-6

GS Capital Partners 2000                          115,719         W-1-12       $  10,645,857.72
 Offshore, L.P.                                   214,908          W-2-7

GS Capital Partners 2000 GmbH                      13,311         W-1-13       $   1,224,591.90
 & Co. Beteiligungs KG                             24,721          W-2-8

GS Capital Partners 2000                          101,125         W-1-14       $   9,303,224.52
 Employee Fund, L.P.                              187,804          W-2-9

Goldman Sachs Direct                               28,875         W-1-15       $   2,656,417.50
 Investment Fund 2000, L.P.                        53,625         W-2-10

Total                                           1,650,000                      $  53,128,350.00

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